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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the Atria Communities, Inc. Non-Employee Directors 1996 Stock Incentive Plan of our report dated June 14, 1996, except for Notes 1 and 7 as to which the date is August 14, 1996, with respect to the combined financial statements of Atria Communities, Inc. included in its Registration Statement on Form S-1 dated August 20, 1996, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP


Louisville, Kentucky
November 19, 1996

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